- BEFORE THE PUBLIC SERVICE COMMISSION OF UTAH -
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In the Matter of the Application of Questar	)	DOCKET NO. 13-057-13
Gas Company for Approval to Include	)
Property Under the Wexpro II Agreement	) )	REPORT AND ORDER
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ISSUED: January 17, 2014

SHORT TITLE Application to Include Property Under the Wexpro II Agreement

SYNOPSIS
The Commission approves a settlement stipulation allowing Questar Gas
Company to include certain property under the Wexpro II Agreement.
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DOCKET NO. 13-057-13
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DOCKET NO. 13-057-13
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APPEARANCES

Colleen Larkin Bell, Esq. Questar Gas Company	For	Questar Gas Company

Patricia E. Schmid, Esq. Assistant Utah Attorney General	"	Utah Division of Public Utilities

Brent Coleman, Esq. Assistant Utah Attorney General	"	Office of Consumer Services

DOCKET NO. 13-057-13

I. INTRODUCTION AND BACKGROUND
This matter is before the Public Service Commission of Utah (“Commission”) on Questar Gas Company’s (“Questar”) November 5, 2013, confidential application (“Application”) to include certain natural gas producing property under the Wexpro II Agreement (“Wexpro II”). Wexpro II was entered into among Questar, Wexpro Company (“Wexpro”), the Utah Division of Public Utilities (“Division”) and the Wyoming Office of Consumer Advocate on September 12, 2012, and approved by the Commission on March 28, 2013, in Docket No. 12-057-13.1 Section IV-1 of Wexpro II provides that “Wexpro will acquire oil and gas properties or undeveloped leases at its own risk.” Section IV-1(a) provides that “Questar Gas shall apply to the Utah and Wyoming Commissions for approval to include under this agreement any oil and gas property that Wexpro acquires within the Wexpro I development drilling areas.”
On September 4, 2013, Wexpro closed on its $106.4 million acquisition of additional interest in natural-gas producing property within the Wexpro I development drilling area known as the Trail Unit (“Trail Unit Acquisition”).2 The acquisition consists of a 42 percent interest in 72 producing wells and approximately 160 future wells in the Trail Unit. Wexpro already owns a 46 percent interest in the Trail Unit, therefore, this acquisition increases Wexpro’s ownership interest in the Trail Unit to 88 percent.

[1] See In the Matter of the Application of Questar Gas Company for Approval of the Wexpro II Agreement, Docket
No. 12-057-13 (Report and Order; March 28, 2013).
[2] The Wexpro I development drilling areas are defined in the Wexpro Stipulation and Agreement, executed October
14, 1981, and approved by the Commission on December 31, 1981, in Docket No. 76-057-14. See In the Matter of
the Petition of the Division of Public Utilities to Consider the Proposed Transfer of Certain Wells, Leases, Lands
and Related Facilities and Interests of Mountain Fuel Supply Company to Wexpro Company on Remand from the
Utah Supreme Court (Report and Order; December 31, 1981).

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II. PROCEDURAL HISTORY
On October 3, 2013, Questar filed a notice of intent to file an application on or about October 18, 2013, seeking approval to include certain property under Wexpro II. On October 7, 2013, the Commission issued a notice of scheduling conference to be held on October 22, 2013. On October 18, 2013, Questar informed the Commission that it would not be filing an application as indicated in the October 3rd notice of intent; therefore, the October 22nd scheduling conference was no longer necessary. On the same day, the Commission issued an order cancelling the October 22nd scheduling conference.
On November 5, 2013, Questar filed the Application.3 It contains the direct testimony and accompanying exhibits of Barrie L. McKay and James R. Livsey, and 16 additional exhibits reflecting the supporting information required by Section IV-2 of Wexpro II as follows:
(a) Purchase price and gas pricing assumptions;
(b) Locations of current and future wells;
(c) Historical production and remaining reserves of current wells;
(d) Forecasted production/reserves for future wells;
(e) Forecasted decline curves for current and future wells;
(f) Estimated drilling (capital) costs per well;
(g) Estimated operating expenses for current and future wells;
(h) Gross working interest and net revenue interest for current and future wells;
(i) Estimated production tax per Dth for current and future wells;
(j) Estimated gathering/processing cost per Dth for current and future wells;
(k) Description of any land lease, title and legal issues related to real property, including but not limited to a description of the terms under which the property is acquired by Wexpro and whether there are any time limits,

3 We observe that on November 5, 2013, Questar also filed an application for approval of the Trail Unit Acquisition as a Wexpro II property with the Wyoming Public Service Commission.

such as option expirations, affecting the availability of the properties for inclusion as a Wexpro II

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property;

(l) Forecasted long-term cost-of-service analysis;
(m) Impact on Questar Gas’ gas supply;
(n) Geologic data;
(o) Future development plan for the proposed properties; and
(p) Other data as requested or as may be appropriate to an evaluation of the property.

On November 7, 2013, the Commission held a scheduling conference and thereafter issued a scheduling order and notice of hearing and technical conference setting the schedule in this proceeding. As required by Section IV-3(c) of Wexpro II, Evans Consulting Company, the hydrocarbon monitor4 retained by the Division, filed an evaluation report on November 14, 2013, addressing the Trail Unit Acquisition. On November 22, 2013, the Commission held a confidential technical conference addressing the Application.
On December 12, 2013, the Division and the Office of Consumer Services (“Office”) filed direct testimony. On December 16, 2013, Questar filed a stipulated motion to modify the scheduling order indicating the parties to the proceeding were actively engaged in settlement negotiations and were near reaching an agreement in principle. On December 17, 2013, the Commission issued an order modifying the scheduling order and extending the December 19, 2013, deadline for filing motions to December 24, 2013. On December 24, 2013, Questar filed a confidential settlement stipulation (“Stipulation”) executed by representatives of Questar, Wexpro, the Division, the Office, and the Wyoming Office of Consumer Advocate.
On January 8, 2014, the Commission conducted a hearing on the Stipulation. At the hearing no party appeared in opposition to the Stipulation, and Questar, the Division and the Office offered testimony supporting the Stipulation as in the public interest. Additionally,

4 The hydrocarbon monitor’s duties and responsibilities are addressed in Section V-12 of Wexpro II.

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Questar indicated the terms of the Stipulation were no longer considered confidential and also corrected the reference to Article II-11 of Wexpro I contained in paragraph 13.a of the Stipulation, which should read “Article III-11.” On January 15, 2014, Questar filed a nonconfidential version of the stipulation which corrected the reference to Wexpro I contained in paragraph 13.a.

III. THE STIPULATION
Without modifying its terms in any way, we summarize the Stipulation below, and present additional detail provided at the hearing by Questar, the Division and the Office (collectively, the “Stipulating Parties”) on certain terms of the Stipulation in response to questions from the Commission. The Stipulation is attached in its entirety as an appendix to this order. Section IV below outlines the Stipulating Parties’ positions in support of the Stipulation.
A. Procedural History (Paragraphs 1-10)
Paragraphs one through ten of the Stipulation address the background and procedural history of the proceeding leading up to the filing of the Stipulation, which is generally consistent with the procedural history outlined in Section II of this order.
B. Terms and Conditions (Paragraphs 11-18)
Paragraph 11 of the Stipulation recognizes that Wexpro will continue the general design of its annual drilling program to provide cost-of-service gas to Questar that is, on average, at or below the current five-year Rockies-adjusted NYMEX price, and will notify the parties in the event it alters this practice. Management of gas supplies for Questar going forward is outlined in paragraph 12 of the Stipulation. Specifically, paragraph 12.a states Wexpro and Questar will manage the combined cost-of-service production from the Wexpro I property and Trail Unit Acquisition to 65 percent of Questar’s annual forecasted demand identified in Questar’s Integrated Resource Plan (“IRP”) for that plan year. Under paragraph 12.b and 12.c, the initial annual forecasted demand will begin with the June 2015 through May 2016 IRP plan year, with a minimum threshold of 110 million decatherms.5
At hearing, the Commission inquired regarding the Division’s and Office’s comfort level with a 65

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percent management target for cost-of-service gas and the potential for shutting in cheaper cost-of-service gas from existing Wexpro wells. This question was asked in light of Questar’s written direct testimony indicating the maximum percentage of Questar-owned production that can be managed through existing storage contracts without shutting in any wells is approximately 60 percent.
In response, the Division and Office referred to confidential exhibit QGC-14 of the Application, which graphically demonstrates the costs of shutting in wells. They explained that due to the very low cost of shutting in a number of older gas wells, the costs associated with managing gas production to a 65 percent target as opposed to a 60 percent target are nominal. As such, the Division and Office are comfortable with the five percent difference. The Office further testified that as different gas supplies are depleted, the cost of shutting-in wells will change, therefore, it may be necessary to readdress the 65 percent management level at some point in the future.6 Moreover, the Stipulation provides for such a re-evaluation.
Pursuant to paragraph 12.d, Questar will review the 65 percent management target each June by dividing the actual cost-of-service production recorded in the 191 Account for the previous IRP plan year by the IRP annual forecasted demand from the corresponding plan year.

5 According to paragraph 12.c of the Stipulation, the 110,000,000 decatherms represents the 2013 IRP total firm demand.
6 See January 8, 2014 Tr. at pp. 40-43.

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The resulting percentage will be the actual percentage of cost-of-service production for the relevant IRP plan year.
At hearing, Questar clarified that the actual cost-of-service production recorded in the 191 Account for the previous IRP plan year referred to in paragraph 12.d is derived by summing the operator service bills Questar receives from Wexpro each month for the 12 month period. Questar would also add up the volumes of gas received during the 12 month period.7
Questar further indicated that the Stipulation utilizes annual forecasted demand (with a minimum threshold of 110 million Decatherms) rather than actual demand to derive the actual percentage of cost-of-service production because of the practical challenges associated with precisely managing gas production to match demand changes associated with variable weather.8
The Stipulation provides mechanisms in paragraph 13 to further manage the 65percent gas supply target. For example, under paragraph 13.a, Wexpro has the right to sell cost-of-service gas to third parties at any time to manage the supply of cost-of-service production to 65 percent.9 The volume of gas sold by Wexpro will be multiplied by the greater of actual cost-of-service price or the actual sales price of the gas sold by Wexpro.10
Paragraph 13.b recognizes the possibility that cost-of-service production delivered to Questar may exceed 65 percent. If this occurs and Questar’s weighted average actual purchase gas price for the IRP year is less than the cost-of-service price for the IRP year, the excess volume over 65 percent will be multiplied by the difference between the actual cost-of-service

7 See January 8, 2014 Tr. at pp. 47-48.
8 See January 8, 2014 Tr. at pp. 48-49.
9 Pursuant to paragraph 15 of the Stipulation, the Parties agree that to the extent Wexpro sells gas to third parties to manage the 65 percent target, Questar waives any right to take delivery of or purchase such cost-of-service production sold by Wexpro.
10 This does not include sales of off-system gas as provided by Wexpro I, Article III-11 or Wexpro II, Article III-10.
See Stipulation at paragraph 13.a.

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price for the IRP plan year and Questar’s weighted average purchase gas price for that IRP plan year.11
In July, after each IRP plan year, the two amounts calculated in paragraphs 13.a and 13.b will be paid/credited by Wexpro to Questar and Questar will separately identify these entries and credit these amounts to the 191 Account. These amounts are subject to review and audit by the Division in Questar’s 191 Account proceedings.
Paragraph 14 of the Stipulation addresses the period of time between approval of the Application (and the similar application pending before the Wyoming Commission) through May 31, 2015. During this period, if Wexpro’s production volumes exceed what Questar can use or put into storage in a cost-effective manner, Questar will minimize costs to customers by evaluating whether to have Wexpro sell cost-of-service production to a third party or shut in cost-of-service production. The criteria for determining whether to sell or shut in cost-of-service production will be based on the difference between the estimated cost of cost-of-service production and the cost of purchase gas. If the sales price is greater than the estimated price of cost-of-service minus shut-in costs, Questar will direct Wexpro to sell cost-of-service production. If the sales price is less than the estimated price of cost-of-service minus shut-in costs, then Questar will shut in cost-of service production. If Wexpro sells cost-of-service production, proceeds from any such sale will be credited to Questar.12
Paragraph 16 of the Stipulation indicates that all terms and conditions of Wexpro I and Wexpro II apply unless otherwise clarified or addressed by the Stipulation and paragraph

11 This calculation would be unnecessary if the weighted average actual purchase gas price is greater than cost-ofservice price. See Stipulation at paragraph 13.b.
12 In June of 2015, Questar will file a report with the Parties and Commission supporting the decision to either sell or shut in cost-of-service production. The decision to either sell or shut in will be evaluated based on the information available at the time the decision was made. See January 8, 2014 Tr. at p. 45. (At hearing, counsel for
Questar confirmed that Questar will file a report with the Commission, notwithstanding the language in paragraph
14 that the report will be filed with the parties.)

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17 describes the process for petitioning the Commission and the Wyoming Commission to reexamine the Stipulation and potentially request modifications. At hearing Questar clarified that the requirement under paragraph 17 applies only to modifications to the Stipulation requested by parties. Paragraph 18 clarifies that Parties may not assert the Stipulation invokes or revokes certain terms and conditions contained in previous stipulations and agreements.
C. General (Paragraphs 19-25)
The terms contained in paragraphs 19 through 25 generally address the precedential value of, and potential challenges or amendments to, the Stipulation. Specifically, paragraph 19 indicates the Stipulating Parties agree the settlement of the issues identified in the Stipulation is in the public interest and the results are just and reasonable.

IV. PARTIES’ POSITIONS

A. Questar
At hearing Questar’s witness provided a summary of the Stipulation and requested its approval along with the Trail Unit Acquisition under Wexpro II as being in the public interest. Questar also noted it had responded to more than 50 data requests and met with parties in Utah and Wyoming on numerous occasions to address concerns and facilitate understanding and clarification on what is now set forth as the terms and conditions of the Stipulation.13 At hearing Questar also clarified that the purchase price of $106.4 million provided in paragraph 3 of the Stipulation will be adjusted to reflect actual depreciation amounts.

13 See January 8, 2014 Tr. at pp. 11- 26.

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B. The Division
At hearing the Division noted the Trail Unit Acquisition is within the Wexpro I development drilling area, a field with known production and where Wexpro has experience with the geology and drilling in this field. The Division further explained as follows:
“After the acquisition costs--or all of the acquisition costs will be applied to the current producing wells which will earn the average Commission-allowed rate of return, which is currently 8.42 percent. Since all of the acquisition costs are applied to the producing wells, the cost-of-service gas, the main existing wells will be more expensive than the cost-of-service gas from the existing Wexpro wells. Future wells drilled in this field are projected to produce gas at a lower cost, which will reduce the average price from the Trail field. The specifics of the cost-of-service price projections have been included as Exhibit L in the Company's filing. While the gas from Wexpro II wells will have a higher cost, the production from these wells represents only 5 percent of the total Wexpro production in 2014 and will have a minor impact on the price of the cost-of-service gas.”14
The Division indicated that one of the primary concerns regarding the acquisition of initial producing resources is the volume or percentage of Questar’s gas requirement currently being provided by Wexpro. According to the Division, this concern is addressed by the Stipulation that provide mechanisms for the management by Questar and Wexpro of the combined cost-of-service production to 65 percent of Questar's annual forecast demand.15
The Division also discussed the acquisition evaluation performed by Wexpro and David Evans, the independent hydrocarbon monitor. The Division notes Mr. Evans’ report indicates, in his opinion, Wexpro was thorough in its analysis of the geology, existing production

14 See January 8, 2014 Tr. at p. 31.
15 See January 8, 2014 Tr. at p. 32.
and undeveloped reserves, and economic forecasts and that Wexpro’s assumptions were reasonable. As noted by the Division, the primary difference between the Wexpro evaluation and Mr. Evans' evaluation is

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the number of developed wells designated as proved at this time. While Mr. Evans does not disagree with the information filed in the Application, his independent analysis takes a more conservative look at the acquisition with a lower number of undeveloped wells.16
The Division concludes that the approval of the Trail Unit Acquisition as a Wexpro II property represents the purchase of a long-term resource that could be advantageous to rate payers for many years. The Division believes the terms of the Stipulation are just and reasonable and in the public interest and recommends Commission approval of the Stipulation.17
C. The Office
At hearing the Office referenced its direct written testimony indicating the Trail Unit Acquisition may be an attractive property to include under the Wexpro II Agreement, but also raising concerns about four types of risks to ratepayers. As described below, the Office identified each of these risks and explained how the Stipulation satisfactorily addresses and mitigates each of the identified risks.18
The Office first identified the risk of exceeding Questar's ability to prudently manage its gas supply without incurring significant costs. The Office explained how concern about this risk was mitigated through a more thorough understanding and verification of the costs associated with managing to a 65 percent target for cost-of-service gas. Given the current market conditions and Questar’s cost, the Office agrees the gas supply management proposal contained

16 See January 8, 2014 Tr. at p. 32-33.
17 See January 8, 2014 Tr. at p. 33.
18 See January 8, 2014 Tr. at p. 36.

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in the Stipulation is in the public interest and represents an improvement over the likely gas supply management that would arise based solely on the existing incentives that are in place through the Wexpro I and II agreements. The Office further stated that due to the lead time required to change drilling plans, the Office understands the excessive level of Wexpro production in 2014 is not easily managed but that under paragraph 14 of the Stipulation, Questar will seek opportunities to mitigate those 2014 costs.19
Second, the Office identified as a risk the elimination of the opportunity for Questar to take advantage of lower-cost gas through market purchases. The Office determined, however, this risk is outweighed by the potential long-term benefit of having a resource of this quality and price profile available to extend the provision of cost-of-service gas beyond the existing Wexpro I properties. The Office further noted the gas supply management provisions contained in the Stipulation will keep costs to ratepayers from 2015 to 2018 at similar levels to those projected without the Trail Unit Acquisition. Although total costs will likely be higher for 2014 through early 2015, the Office pointed out that the Stipulation contains provisions that maybe able to mitigate this higher cost.20
The Office next identified the absence of a mechanism to periodically evaluate the 65 percent target level of cost-of-service gas that was a part of the gas supply management proposal included in the Application, as well as insufficient detail on the auditing and potential disputes regarding that gas supply management. As explained by the Office, the ability to periodically evaluate the 65 percent target is provided for in paragraph 17 of the Stipulation and

19 See January 8, 2014 Tr. at p. 37.
20 See January 8, 2014 Tr. at p. 38.

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detail on how audits and disputes regarding this target would take place are addressed in paragraph 13.c of the Stipulation.21
Finally, the Office identified the potential that the offer to manage Wexpro's supply to the 65 percent target would have unintended consequences by triggering certain provisions in Wexpro I. The Office noted this concern is addressed satisfactorily in paragraph 18 of the Stipulation.22
The Office concludes that based on the mitigating provisions of the Stipulation discussed above, the Office believes the risks are sufficiently mitigated and that approval of the Trail acquisition for inclusion under the Wexpro II Agreement is in the public interest. Accordingly, the Office requests that the Commission approve the Stipulation.23

V. DISCUSSION, FINDINGS AND CONCLUSIONS
The standards for approval of stipulations by the Commission are outlined in Utah Code Ann. (“UCA”) § 54-7-1. Section 54-7-1(1) provides, “Informal resolution, by agreement of the parties, of matters before the commission is encouraged as a means to: (a) resolve disputes while minimizing the time and expense that is expended by:
(i) public utilities;
(ii) the state; and
(iii) consumers;
(b) enhance administrative efficiency; or
(c) enhance the regulatory process by allowing the commission to concentrate on those issues that adverse parties cannot otherwise resolve.”
Further, the Commission “may adopt any settlement proposal entered into by two or more of the parties . . . at any stage of the adjudicative procedure.” UCA § 54-7-1(3)(b) and

21 See January 8, 2014 Tr. at pp. 37-38.
22 See January 8, 2014 Tr. at p. 38.
23 See January 8, 2014 Tr. at p. 39.

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(e)(i). The Commission “may adopt a settlement proposal if: (A) the commission finds that the settlement proposal is just and reasonable in result; and (B) the evidence, contained in the record, supports a finding that the settlement proposal is just and reasonable in result.” UCA § 54-7-1(3)(d)(i). Finally, the Commission “shall conduct a hearing before adopting a settlement proposal if requested by: . . . (C) an intervening party to the adjudicative proceeding.” Utah Code Section § 54-7-1(3)(e)(ii). Based on the testimony presented at hearing, the pre-filed testimony, the lack of opposition to the Stipulation, and our deliberations, the Commission finds the Stipulation is just, and reasonable, and in the public interest. Additionally, the Commission concludes the Stipulation is consistent with applicable statutes and orders.

VI. ORDER
Pursuant to the foregoing, the Stipulation, with the changes made by Questar in its January 15, 2014, filing, is approved.
DATED at Salt Lake City, Utah this 17th day of January, 2014.

/s/ Ron Allen, Chairman

/s/ David R. Clark, Commissioner

/s/ Thad LeVar, Commissioner

Attest:
/s/ Gary L. Widerburg
Commission Secretary
DW#249895

Notice of Opportunity for Agency Review or Rehearing
Pursuant to Utah Code Ann. §§ 63G-4-301 and 54-7-15, a party may seek agency review or

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rehearing of this order by filing a request for review or rehearing with the Commission within 30 days after the issuance of the order. Responses to a request for agency review or rehearing must be filed within 15 days of the filing of the request for review or rehearing. If the Commission does not grant a request for review or rehearing within 20 days after the filing of the request, it is deemed denied. Judicial review of the Commission’s final agency action may be obtained by filing a petition for review with the Utah Supreme Court within 30 days after final agency action. Any petition for review must comply with the requirements of §§ 63G-4-401 and 63G-4-403 of the Utah Code and Utah Rules of Appellate Procedure.

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ATTACHMENT A – STIPULATION

SETTLEMENT STIPULATION
DOCKET NO. 13-057-13

Colleen Larkin Bell (5253)
Jenniffer Nelson Clark (7947)
Questar Gas Company
333 S. State Street
P.O. Box 45433
Salt Lake City, UT 84145-0433
(801) 324-5556
(801) 324-5935 (fax)
Colleen.bell@questar.com
Jenniffer.clark@questar.com

Attorneys for Questar Gas Company

BEFORE THE PUBLIC SERVICE COMMISSION OF UTAH

IN THE MATTER OF THE APPLICATION OF QUESTAR GAS COMPANY FOR APPROVAL TO INCLUDE A PROPERTY UNDER THE WEXPRO II AGREEMENT	Docket No. 13-057-13 CORRECTED SETTLEMENT STIPULATION

Pursuant to Utah Code Ann. § 54-7-1 and Utah Admin. Code R746-100-10.F.5, and pursuant to (e), Wyoming Statute 37-2-101 et. seq. and Wyoming Procedural Rules and Special Regulations Section 119, Questar Gas Company (Questar Gas or Company); Wexpro Company, the Utah Division of Public Utilities (Division); the Utah Office of Consumer Services (the Utah OCS); and the Wyoming Office of Consumer Advocate (the Wyoming OCA) (collectively Parties or singly Party) submit this Settlement Stipulation. This Settlement Stipulation shall be effective upon the entry of a final order of approval by the Public Service Commission of Utah (Utah Commission) and the Wyoming Public Service Commission (Wyoming Commission) (together Commissions) as provided in the Wexpro II Agreement, Article IV-5 and Article IV-9(c).

PROCEDURAL HISTORY
1.    On March 28, 2013, the Utah Commission issued its Report and Order approving the Wexpro II Agreement. On April 11, 2013, the Wyoming Commission held a hearing in the matter of the application of Questar Gas Company for approval of the Wexpro II Agreement and issued a bench ruling

SETTLEMENT STIPULATION
DOCKET NO. 13-057-13

approving the Wexpro II Agreement. On October 16, 2013, the Wyoming Commission issued its Memorandum Opinion, Findings and Order approving the Wexpro II Agreement.
2.    The Wexpro II Agreement governs the requirements for Wexpro and Questar Gas relating to the Trail Unit Acquisition. Section IV-1 provides that “Wexpro will acquire oil and gas properties or underdeveloped leases at its own risk.” Section IV-2(a) provides that “Questar Gas shall apply to the Utah and Wyoming Commissions for approval to include under this agreement any oil and gas property that Wexpro acquires within the Wexpro I development drilling areas.” By applications dated November 5, 2013, (Confidential Applications), Questar Gas filed for approval of the Trail Unit Acquisition as a Wexpro II property with the Utah and Wyoming Commissions.
3.    On September 4, 2013, Wexpro Company closed on its $106.4 million acquisition of an additional (42%) interest in natural-gas producing properties in the Trail Unit located in the Vermillion Basin in southwest Wyoming. These properties are located within the Development Drilling Areas defined in the Wexpro Stipulation and Agreement executed October 14, 1981 and approved October 28, 1981 by the Wyoming Commission and December 31, 1981 by the Utah Commission (hereinafter Wexpro I or Wexpro II Agreement). Wexpro already owns a 46% interest in the properties being acquired. This acquisition increases Wexpro’s ownership interest to 88%.
4.    On November 5, 2013, Questar Gas filed its Confidential Applications seeking approval of the Trail Unit Acquisition as a Wexpro II property before the Utah and Wyoming Commissions. The Trail Unit Acquisition is an acquisition within a Wexpro I Development Drilling Area and under the terms of the Wexpro II Agreement Questar Gas is required to bring this property before both the Utah and Wyoming Commissions for approval. The Confidential Applications were accompanied by Exhibits A through P and the direct testimony of Mr. Barrie L. McKay and Mr. James R. Livsey.
5.     Questar Gas Company has submitted data in support of the Confidential Applications, including gas pricing assumptions, market data, historical production and remaining reserves of current wells, forecasted production/reserves for future wells, forecasted decline curves for current and future wells, drillings

SETTLEMENT STIPULATION
DOCKET NO. 13-057-13

costs, operating expenses, ownership interests, taxes, gathering and processing costs, forecasted long-term cost-of-service analysis, impact on Questar Gas’ gas supply, geologic data, future development plans, applicable guideline letters and other data as requested by the respective agencies through numerous data requests. Additionally, the Hydrocarbon Monitor’s Report regarding the Trail Unit Acquisition was filed on November 14, 2013.
6.    On November 12, 2013, the Utah Commission issued its Scheduling Order setting dates for filing testimony, technical conferences, and hearings and on November 26, 2013, the Wyoming Commission issued its Scheduling Order setting dates for filing testimony, and hearings.
7.    On November 22, 2013, a technical conference was held in Utah to discuss and provide information to the Division, Utah OCS and Staff of the Utah Commission on the Company’s Trail Unit Acquisition and its proposal to manage Wexpro production.
8.     On December 6, 2013, a technical conference was held in Wyoming to discuss and provide information to the Wyoming OCA and the Staff of the Wyoming Commission on the Company’s Trail Unit Acquisition and its proposal to manage Wexpro production.
9.    Since the Confidential Applications were filed, both the Division, Utah OCS, Wyoming OCA, Utah Commission Staff and Wyoming Commission Staff have asked and Questar Gas has responded to more than 45 data requests and posted them on its “V-bulletin” website for the convenience and review of all intervenors as well as delivered confidential disks containing the requests and responses for review by the Parties.
10.    On December 12, 2013, the Division and the Utah OCS filed direct testimony and on December 20, 2013, the Wyoming OCA filed direct testimony in their respective dockets.
TERMS AND CONDITIONS
11.    The Parties acknowledge that Wexpro generally designs its annual drilling program to provide cost-of-service production that is, on average, at or below the current 5-year Rockies-adjusted NYMEX price.

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Wexpro agrees to continue this practice and agrees to notify the Parties in the event it alters the design of its annual drilling program.
12.    The Parties agree for purposes of settlement that:

a.
The Company and Wexpro will manage the combined cost-of-service production from Wexpro I properties and Wexpro II Trail Unit Acquisition Properties to 65% of Questar Gas’ annual forecasted demand identified in the Company’s Integrated Resource Plan (IRP).

b.	The IRP plan year starting with the June 2015 through May 2016 IRP will be used to determine the initial annual forecasted demand.

c.
Questar Gas and Wexpro will manage the annual cost-of-service production to 65% based on Questar Gas’ annual forecasted demand in its IRP plan year with a minimum of 110,000,000 Dth (Minimum Threshold). The 110,000,000 Dth represent the 2013 IRP total firm demand.

d.
Each year in June, the Company will calculate the actual cost-of-service production that has been recorded in the 191 Account for the previous IRP plan year. This number will be divided by the IRP annual forecasted demand from the corresponding IRP plan year, so long as the annual forecasted demand does not go below the Minimum Threshold. The resulting percentage will be the actual percentage of cost-of-service production for the relevant IRP plan year.

13.     To maintain cost-of-service production at the 65% level the Parties agree for purposes of settlement that:

a.
Notwithstanding that the Wexpro I and Wexpro II Agreements provide that Wexpro shall sell and deliver cost-of-service production to Questar Gas, Wexpro may sell cost-of-service production to third parties at any time during the course of the plan year to manage cost-of-service production to 65%. Cost-of-service production sold by

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Wexpro will be multiplied by the greater of actual cost-of-service price or actual sales price of the gas sold by Wexpro. This does not include sales of off-system gas as provided by Wexpro I, Article III-11 or Wexpro II, Article III-10.

b.
In the event that cost-of-service production delivered to Questar Gas exceeds 65% and the Company’s weighted average actual purchase gas price for the IRP year is less than the cost-of-service price for the IRP year, then the excess volume over 65% will be multiplied by the difference between the actual cost-of-service price for the IRP plan year and the Company’s weighted average purchase gas price for that IRP plan year. (If weighted average actual purchase gas price is greater than cost-of-service price then this calculation need not be done.)

c.
In July, after each plan year, the two amounts calculated in paragraphs 13 (a) and 13 (b) will be paid/credited by Wexpro to Questar Gas and Questar Gas will separately identify these entries and credit these amounts to the 191 Account. These amounts are subject to review and audit by the Utah Division and the Wyoming OCA. Any dispute regarding related prices and calculations will be resolved in the Company’s 191 Account proceedings in Utah and Wyoming.

The 65% mechanism is illustrated in the attached Settlement Stipulation Exhibit 1. This is a two page exhibit. Page 1 assumes that market prices are less than cost-of-service prices. Column A illustrates what happens when Wexpro sells gas during the IRP year as explained in paragraph 11.a. above. Column B illustrates what happens when Wexpro provides more than 65% of Questar Gas’ total gas supply for the IRP year as explained in paragraph 11.b. above. Column C illustrates what happens when Wexpro both sells gas and provides more than 65% of Questar Gas’ total gas supply for the IRP year. All scenarios produce the same total gas costs. Page 2 assumes market prices are greater than cost-of-service gas. Columns A, B, and C depict the same scenarios as described on page 1.

SETTLEMENT STIPULATION
DOCKET NO. 13-057-13

14.    The Parties agree for purposes of settlement that from the approval date of the Wexpro II Trail Acquisition by both Commissions through May 31, 2015, if Wexpro’s production volumes exceed what Questar Gas can use or put into storage in a cost-effective manner, Questar Gas will minimize costs to customers by evaluating whether to have Wexpro sell cost-of-service production to a third party or shut in cost-of-service production. The criteria for determining whether to sell or shut in cost-of-service production will be based on the difference between the estimated cost of cost-of-service production and the cost of purchase gas. If the sales price is greater than the estimated price of cost-of-service minus shut-in costs, then Questar Gas will direct Wexpro to sell cost-of-service production. If the sales price is less than the estimated price of cost-of-service minus shut-in costs, then Questar Gas will shut in cost-of service production. If Wexpro sells cost-of-service production, then proceeds from any such sale will be credited to Questar Gas. In June of 2015, Questar Gas will file a report with the Parties supporting the decision to either sell or shut in cost-of-service production. The decision to either sell or shut in will be evaluated based on the information available at the time the decision was made.
15.    The Parties agree for purposes of settlement that to the extent Wexpro sells gas to third parties to manage the 65% level of production as provided in paragraph 13, Questar Gas waives any right to take delivery of or purchase such cost-of-service production sold by Wexpro pursuant to this Stipulation.
16.     The Parties agree for purposes of settlement that all terms and conditions of the Wexpro I and Wexpro II Agreements apply unless otherwise clarified or addressed by this Settlement Stipulation.
17.     The Parties agree for purposes of settlement that with the mutual consent of all Parties this Stipulation’s terms may be amended and submitted for both Utah and Wyoming Commission approval. If a Party believes that circumstances have changed in a persistent and material manner and that the Stipulation’s terms are no longer in the public interest, and that Party is not able to obtain the mutual consent of all Parties to amend this Stipulation’s terms, that Party may petition one or both Commissions to reexamine the current terms and may request modifications thereto. In any event, a change to this Stipulation’s terms must be approved by both the Utah and Wyoming Commissions.

SETTLEMENT STIPULATION
DOCKET NO. 13-057-13

18.    The Parties agree for purposes of settlement that under no circumstance will any Party claim that this Stipulation invokes Section 11.2 of the 1981 Utah Stipulation; Section 11.2 of the Wyoming 1981 Stipulation; or Wexpro I Agreement, Article IV-6(c). The Parties further agree that nothing in this Stipulation may be interpreted or claimed by any Party under any term or combination of terms of the 1981 Utah Stipulation and the 1981 Wyoming Stipulation to allow Wexpro to either revoke any Wexpro I or Wexpro II properties, release Wexpro or the Company from their obligations under either the Wexpro I or Wexpro II Agreements, or subject Wexpro to the jurisdiction of either the Utah or Wyoming Commissions.
GENERAL
19.    The Parties agree that settlement of those issues identified above is in the public interest and that the results are just and reasonable.
20.    The Parties agree that no part of this Settlement Stipulation or the formulae or methods used in developing the same, or a Commission order approving the same shall in any manner be argued or considered as precedential in any future case. All negotiations related to this Settlement Stipulation are privileged and confidential, and no Party shall be bound by any position asserted in negotiations. Neither the execution of this Settlement Stipulation nor the order adopting it shall be deemed to constitute an admission or acknowledgment by any Party of the validity or invalidity of any principle or practice of ratemaking; nor shall they be construed to constitute the basis of an estoppel or waiver by any Party; nor shall they be introduced or used as evidence for any other purpose in a future proceeding by any Party except in a proceeding to enforce this Settlement Stipulation.
21.    Questar Gas, Wexpro, the Utah Division, the Utah OCS and the Wyoming OCA each will make one or more witnesses available to explain and support this Settlement Stipulation to the Commission. Such witnesses will be available for examination. As applied to the Utah Division, the Utah OCS and the Wyoming OCA, the explanation and support shall be consistent with their statutory authorities and responsibilities. So that the records in these dockets are complete, all Parties’ filed testimony, exhibits, and the Confidential Applications and its exhibits shall be submitted as evidence.

SETTLEMENT STIPULATION
DOCKET NO. 13-057-13

22.    The Parties agree that if any person challenges the approval of this Settlement Stipulation or requests rehearing or reconsideration of any order of the Commissions approving this Settlement Stipulation, each Party will use its best efforts to support the terms and conditions of the Settlement Stipulation. As applied to the Utah Division, the Utah OCS and the Wyoming OCA, the phrase “use its best efforts” means that they shall do so in a manner consistent with their statutory authorities and responsibilities. In the event any person seeks judicial review of a Commission order approving this Settlement Stipulation, no Party shall take a position in that judicial review opposed to the Settlement Stipulation.
23.    Except with regard to the obligations of the Parties under paragraphs 20, 21 and 22 of this Settlement Stipulation, this Settlement Stipulation shall not be final and binding on the Parties until it has been approved without material change or condition by the Commissions. This Settlement Stipulation is an integrated whole, and any Party may withdraw from it if it is not approved without material change or condition by the Commissions or if the Commissions’ approval is rejected or materially conditioned by a reviewing court. If the Commissions reject any part of this Settlement Stipulation or impose any material change or condition on approval of this Settlement Stipulation, or if the Commissions’ approval of this Settlement Stipulation is rejected or materially conditioned by a reviewing court, the Parties agree to meet and discuss the applicable Commission or court order within five business days of its issuance and to attempt in good faith to determine if they are willing to modify the Settlement Stipulation consistent with the order. No Party shall withdraw from the Settlement Stipulation prior to complying with the foregoing sentence. If any Party withdraws from the Settlement Stipulation, any Party retains the right to seek additional procedures before the Commission, including presentation of testimony and cross-examination of witnesses, with respect to issues resolved by the Settlement Stipulation, and no Party shall be bound or prejudiced by the terms and conditions of the Settlement Stipulation.
24.    This Settlement Stipulation may be executed by individual Parties through two or more separate, conformed copies, the aggregate of which will be considered as an integrated instrument.

SETTLEMENT STIPULATION
DOCKET NO. 13-057-13

25.    The Parties are authorized to represent that the intervenors in this docket that have not entered into this Settlement Stipulation either do not oppose or take no position on this Settlement Stipulation.

RELIEF REQUESTED
Based on the foregoing, the Parties request that the Commission issue an order approving this Settlement Stipulation and adopting its terms and conditions.
RESPECTFULLY SUBMITTED:    December 23, 2013.

/s/ Chris Parker	/s/ Michele Beck
Chris Parker Division Director Utah Division of Public Utilities	Michele Beck Director Office of Consumer Services

/s/ Craig C. Wagstaff	/s/ Bryce Freeman
Craig C. Wagstaff Executive Vice President & Chief Operating Officer Questar Gas Company	Bryce Freeman Administrator Wyoming Office of Consumer Advocate

/s/ James R. Livsey
James R. Livsey Executive Vice President & Chief Operating Officer Wexpro Company

SETTLEMENT STIPULATION
DOCKET NO. 13-057-13

Customer Impact: Cost-of-service Production is Greater than 65%
Market Price is Less than Cost-of-Service

		A	B	C
		Wexpro Sells Gas During the IRP Year	Wexpro Exceeds 65% at the End of the IRP Year	Wexpro Sells Gas and Exceeds 65% at the End of the IRP Year
	Assumptions:
1	Cost-of-Service	$4.35	$4.35	$4.35
2	Market Price	$4.00	$4.00	$4.00
3	Annual Demand (Dth)	110,805,432	110,805,432	110,805,432
4	Percentage COS Gas	65%	70%	68%
5	Percentage Wexpro Sales	5%	—%	2%
6	Annual Wexpro Production (Dth)	77,563,802	77,563,802	77,563,802

	Results:
7	Decatherms Sold	5,540,272	—	2,216,109
8	Decatherms Above 65% at Year End	—	5,540,272	3,324,163
9	Credit to 191 Account	-$24,100,181	-$1,939,095	-$10,803,530
10	Wexpro Operator Service Fee	$337,402,539	$337,402,539	$337,402,539
11	Annual Purchase Gas Percentage	35%	30%	32%
12	Annual Purchase Gas Cost	$155,127,605	$132,966,518	$141,830,953
13	Total Gas Costs	$468,429,962	$468,429,962	$468,429,962

	Calculations:

	Line 3 = Annual IRP Plan Year Demand
	Line 4 = Actual COS decatherms delivered during the IRP plan year / Total IRP plan year demand (Line 3)
	Line 5 = Actual COS decatherms sold by Wexpro during the IRP plan year / Total IRP plan year demand (Line 3)
	Line 6 = Total COS decatherms produced during the IRP plan year. (Line 4 + Line 5) X Line 3
	Line 7 = Actual COS decatherms sold by Wexpro during the IRP plan year. (Line 3 X Line 5)
	Line 8 = Actual COS decatherms delivered to QGC during the IRP plan year above 65% of annual IRP plan year demand (Line 4 - 65%) X Line 3
	Line 9 = The credit is calculated for each scenario as follows: (Line 1 X Line 7) + (Line 1 - Line 2) X Line 8
	Line 10 = Wexpro Operator Service Fee for the IRP plan year
	Line 11 = (1 ‐] Line 4)
	Line 12 = (Line 3 X Line 11 X Line 2)
	Line 13 = (Line 9 + Line 10 + Line 12)

SETTLEMENT STIPULATION
DOCKET NO. 13-057-13

Customer Impact: Cost-of-service Production is Greater than 65%
Market Price is Greater than Cost-of-Service

		A	B	C
		Wexpro Sells Gas During the IRP Year	Wexpro Exceeds 65% at the End of the IRP Year	Wexpro Sells Gas and Exceeds 65% at the End of the IRP Year
	Assumptions:
1	Cost-of-Service	$4.35	$4.35	$4.35
2	Market Price	$6.00	$6.00	$6.00
3	Annual Demand (Dth)	110,805,432	110,805,432	110,805,432
4	Percentage COS Gas	65%	70%	68%
5	Percentage Wexpro Sales	5%	—%	2%
6	Annual Wexpro Production (Dth)	77,563,802	77,563,802	77,563,802

	Results:
7	Decatherms Sold	5,540,272	—	2,216,109
8	Decatherms Above 65% at Year End	—	5,540,272	3,324,163
9	Credit to 191 Account	-$33,241,630	—	-$13,296,652
10	Wexpro Operator Service Fee	$337,402,539	$337,402,539	$337,402,539
11	Annual Purchase Gas Percentage	35%	30%	32%
12	Annual Purchase Gas Cost	$232,691,407	$199,449,778	$212,746,429
13	Total Gas Costs	$536,852,317	$536,852,317	$536,852,317

	Calculations:

	Line 3 = Annual IRP Plan Year Demand
	Line 4 = Actual COS decatherms delivered during the IRP plan year / Total IRP plan year demand (Line 3)
	Line 5 = Actual COS decatherms sold by Wexpro during the IRP plan year / Total IRP plan year demand (Line 3)
	Line 6 = Total COS decatherms produced during the IRP plan year. (Line 4 + Line 5) X Line 3
	Line 7 = Actual COS decatherms sold by Wexpro during the IRP plan year. (Line 3 X Line 5)
	Line 8 = Actual COS decatherms delivered to QGC during the IRP plan year above 65% of annual IRP plan year demand (Line 4 - 65%) X Line 3
	Line 9 = The credit is calculated for each scenario as follows: (Line 1 X Line 7) + (Line 1 - Line 2) X Line 8
	Line 10 = Wexpro Operator Service Fee for the IRP plan year
	Line 11 = (1 ‐ Line 4)
	Line 12 = (Line 3 X Line 11 X Line 2)
	Line 13 = (Line 9 + Line 10 + Line 12)

DOCKET NO. 13-057-13

CERTIFICATE OF SERVICE

I CERTIFY that on the 17th day of January, 2014, a true and correct copy of the foregoing was served upon the following as indicated below:

By Electronic-Mail:

Colleen Larkin Bell (colleen.bell@questar.com)
Jenniffer Nelson Clark (jenniffer.clark@questar.com)
Attorneys for Questar Gas Company

Patricia Schmid (pschmid@utah.gov)
Justin Jetter (jjetter@utah.gov)
Brent Coleman (brentcoleman@utah.gov)
Assistant Utah Attorneys General

By Hand-Delivery:

Division of Public Utilities
160 East 300 South, 4th Flr.
Salt Lake City, UT 84111

Office of Consumer Services
160 East 300 South, 2nd Flr.
Salt Lake City, UT 84111

Administrative Assistant